EXHIBIT 4.2








                      PPLUS TRUST CERTIFICATES SERIES GSG-2



                         AMENDMENT TO SERIES SUPPLEMENT


                                     between

                         MERRILL LYNCH DEPOSITOR, INC.,

                                  as Depositor,

                                       and

                              THE BANK OF NEW YORK,

                     as Trustee and Securities Intermediary


                          Dated as of February 17, 2004



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                  AMENDMENT TO SERIES SUPPLEMENT, dated as of February 17, 2004
(the "Amendment"), by and between MERRILL LYNCH DEPOSITOR INC., a Delaware corporation, as Depositor, THE BANK OF NEW YORK, a New York corporation, as Trustee and Securities Intermediary.

                                   WITNESSETH:

              REFERENCE is made to the PPLUS Trust Series GSG-2 (the "Trust") created by the Depositor by executing and delivering the Series Supplement dated as of July 30, 2003 (the "Series Supplement"), which incorporates the terms of the Standard Terms for Trust Agreements, dated as of February 20, 1998 (the "Standard Terms" and, together with such Series Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee and Securities Intermediary, as modified by such Series Supplement;

              WHEREAS, Section 3(b) of the Series Supplement permits the Depositor to increase the amount of the Underlying Securities in the Trust and the Trust to issue a corresponding number of additional Warrants subject to the terms and conditions set forth in Section 3(b); and

              WHEREAS, the Depositor, on July 30, 2003, deposited $35,000,000 Underlying Securities into the Trust and now desires to increase the number of Underlying Securities in the Trust from $35,000,000 to $73,000,000 and, therefore, increase the number of Class A and Class B Trust Certificates issued by the Trust and the corresponding number of Warrants from 1,400,000 to 2,920,000;

              NOW, THEREFORE, in consideration of the foregoing premises, it is hereby agreed by and between the Depositor and the Trustee and Securities Intermediary as follows:

Section 1.    Amendment of Series Supplement.

              The Series Supplement is hereby amended as follows:

              (a) All references to "1,400,000" shall be replaced with "2,920,000"; and

              (b) All references to "$35,000,000" shall be replaced with "$73,000,000".

              (c) The following definition shall be added to Section 2 of the Series Supplement:

                  "Warrant" shall mean a Warrant Certificate as such term is defined in the Warrant Agreement.

              (d) The introductory clause of Section 4 of the Series Supplement shall be amended to read:

                  The Trustee hereby acknowledges receipt, with respect to $35,000,000 of Underlying Securities, on or prior to the Closing Date, and with respect to $38,000,000 of Underlying Securities, on or prior to February 17, 2004, of:


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              (e) The address for notices sent to The Bank of New York, as
Trustee, Securities Intermediary or Warrant Agent, as the case may be, set forth in Section 10 (a) shall be amended to read:

                  The Bank of New York
                  Corporate Trust Dealing & Trading Group
                  101 Barclay Street
                  Floor 8E
                  New York, NY  10286
                  Attention:  PPLUS Trust Series GSG-2
                  Telephone:  (212) 895-2515
                  Facsimile:  (212) 895-2830 / (646) 835-4286

Section 2. Additional Warrant Certificates. Simultaneously with the execution hereof, the Depositor directs the Trustee, in the name and on behalf of the Trust, to enter into additional Warrant Certificates (as defined in the Warrant Agreement) evidencing the additional Call Rights related to the increase in the amount of Underlying Securities.

Section 3. References. All references to the Series Supplement or the Trust Agreement, in any document executed in connection with the Series Supplement, shall be deemed to refer to the Series Supplement or the Trust Agreement, as applicable, as amended by this Amendment.

Section 4.    Miscellaneous.

              (a) Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

              (b) Amendments. Neither this Amendment nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of such termination, amendment, supplement, waiver or modification is sought.

              (c) Governing Law. This Amendment shall in all respects be construed in accordance with and governed by the laws of the State of New York,

              (d) Benefit and Binding Effect. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and permitted assigns.

              Except as amended by this Amendment, the Series Supplement remains in full force and effect.



                                       2
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective authorized officers as of the date first written above.

                                                 Merrill Lynch Depositor, Inc.,
                                                 as Depositor


                                                 By:
                                                     ---------------------------
                                                 Name:  Barry N. Finkelstein
                                                 Title: President


                                                 The Bank of New York,
                                                 not in its individual capacity
                                                 but as Trustee


                                                 By:
                                                     ---------------------------
                                                 Name:  Fernando Acebedo
                                                 Title: Authorized Signatory


                                                 The Bank of New York,
                                                 as Securities Intermediary


                                                 By:
                                                     ---------------------------
                                                 Name:  Fernando Acebedo